UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	October 5, 2005

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
83 Halls Road, Old Lyme, Connecticut	06371
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 434 - 5535

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

The Registrant announced it has retained the law firm Goldstein & Faucett LLP, to handle enforcement of USVO’s pioneering VOD technology patent rights, including USVO’s present lawsuit against Movielink LLC. Goldstein & Faucett is a Houston, Texas intellectual property boutique which focuses on enforcing patents via patent infringement suits and licensing.

A copy of the News Release dated October 5th, 2005 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated October 5th, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :

October 5th, 2005

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

Exhibit 99.1

For release October 5, 2005 For Investor Relations Contact: John Caserta (877) 425-8347 usvo@blueskyir.com

IP LAW FIRM TAKES ON USVO PATENT CASE

(Old Lyme, CT – October 5, 2005) - USA Video Technology Corp., a wholly owned subsidiary of USA Video Interactive Corp. (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF), is pleased to announce that it has retained the law firm Goldstein & Faucett LLP, to handle enforcement of USVO’s pioneering VOD technology patent rights, including USVO’s present lawsuit against Movielink LLC. Goldstein & Faucett is a Houston, Texas intellectual property boutique which focuses on enforcing patents via patent infringement suits and licensing. The U.S. Court of Appeals for the Federal Circuit, which has jurisdiction over patent litigation appeals, will hear the appeal that USVO filed in June in the Movielink litigation.

“After reviewing all of the facts before the District Court, we are optimistic about prevailing in the appeal,” said Edward Goldstein, Partner, Goldstein & Faucett.

“We are very pleased that a firm of highly experienced patent attorneys of Goldstein and Faucett’s caliber has expressed confidence in our lawsuit and has agreed to represent us in the appeal,” said Andrew Huffman, USVO’s Patent Counsel.

USVO developed and tested its pioneering VOD technology with Rochester Telephone Corp. Its endeavor is described in a February 22, 1993 article in Cable World magazine (available on USA Video’s website http://usvo.com/history.htm). USVO believes its patent #5,130,792 has been infringed upon and seeks fair compensation.

In addition to its VOD patent, USVO continues to market its proprietary digital watermarking product, MediaSentinel. MediaSentinel is an anti-piracy device that embeds “SmartMarks”—invisible forensic information in every frame of video content—providing the proof courts need to convict the individuals who steal the original material, thereby protecting intellectual property rights. USVO recently announced it signed a marketing agreement with First Serve International LLC, who has begun introducing MediaSentinel to post-production and production companies and studios around the world, especially in the Asia-Pacific and the Middle East, where it has exclusive rights to market the anti-piracy device.

About Goldstein & Faucett, LLP

Goldstein & Faucett is a Houston, Texas intellectual property boutique, which focuses on enforcing patents, via patent infringement suits or licensing, on a contingent-fee, hourly or modified billing basis. For more information, visit www.gfiplaw.com.

About USA Video Interactive Corp.

USVO Inc., a wholly owned subsidiary of USA Video Interactive Corporation, designs and markets technology for delivery of digital media. USVO developed its SmartMark™ digital watermarking technology to provide a robust means for producers and distributors to invisibly protect their content. USA Video Technology Corp., a wholly owned subsidiary of USA Video Interactive Corp., holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 – 5535; Facsimile (860) 434 - 5782; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact Blue-Sky Solutions, LLC, John Caserta, (877) 425-8347, usvo@blueskyir.com

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaSentinel and SmartMark are trademarks of USA Video Interactive Corp.

The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.